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                                 [LETTERHEAD]

                                  May 6, 1997

BRE Properties, Inc.
One Montgomery Street
Telesis Tower, Suite 2500
San Francisco, California 94104

Ladies and Gentlemen:

      We have acted as special Maryland counsel in connection with the registration statement on Form S-3 (the "Original Registration Statement") filed on April 10, 1997, Amendment No. 1 to the Registration Statement filed on April 28, 1997 ("the "First Amendment") and Amendment No. 2 to the Registration Statement filed on May 6, 1997 (the "Second Amendment," and together with the Original Registration Statement and the First Amendment, the "Registration Statement") by BRE Properties, Inc., a Maryland corporation (the "Company"), relating to the offering (including an over-allotment option) of an aggregate of 3,950,000 shares of common stock, $.01 par value (the "Company Offered Shares"), as well as 650,000 shares of common stock, $.01 par value, of the Company being sold by a certain shareholder of the Company (the "Resale Shares").

      In our capacity as special Maryland counsel, we have reviewed the following:

  (a) The Charter of the Company, as amended to date (the "Charter"), certified by the Maryland State Department of Assessments and Taxation (the "Department");

  (b) A copy of the By-laws of the Company certified by an officer of the Company, as in effect on the date hereof (the "By-laws");

  (c) The Registration Statement;

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BRE Properties, Inc.
One Montgomery Street
Telesis Tower, Suite 2500
San Francisco, California 94104
May 6, 1997
Page 2


  (d) Certified resolutions of the Board of Directors of the Company authorizing the Registration Statement and the issuance of the Company Offered Shares;

  (e) A good standing certificate for the Company, dated April 22, 1997, issued by the Department;

  (f) An Officer's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Officer's Certificate"); and

  (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

      In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate.

      Based upon the foregoing, we are of the opinion that

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

          (ii) When issued and paid for in the manner contemplated by the Registration Statement, the Company Offered Shares will be legally issued, fully paid and nonassessable.

          (iii) The Resale Shares are legally issued, fully paid and nonassessable.

      The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of

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                                                                         [LOGO]

BRE Properties, Inc.
One Montgomery Street
Telesis Tower, Suite 2500
San Francisco, California 94104
May 6, 1997
Page 3


this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration Statement.


                                       Very truly yours,

                                       /s/  PIPER & MARBURY L.L.P.